Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer of Aviat Networks, Inc.
Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q of Aviat Networks, Inc. (“Aviat Networks”) for the fiscal quarter ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael A. Pangia, President and Chief Executive Officer of Aviat Networks, and Ralph S. Marimon, Senior Vice President and Chief Financial Officer, Principal Financial Officer of Aviat Networks, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, that:
(1)    The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Aviat Networks as of the dates and for the periods expressed in the Report.

Date:	May 10, 2017	/s/ Michael A. Pangia
Name: Michael A. Pangia
Title: President and Chief Executive Officer

Date:	May 10, 2017	/s/ Ralph S. Marimon
Name: Ralph S. Marimon
Title: Senior Vice President and Chief Financial Officer, Principal Financial Officer